Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated April 17, 2015, with respect to the combined consolidated financial statements of FC HoldCo LLC included in Amendment No. 2 to the Registration Statement (Form S-1, No. 333-203468) and related Prospectus of Flagship Credit Corporation for the registration of shares of its common stock.

/s/ Ernst & Young LLP

Los Angeles, California

July 1, 2015